Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the quarterly report of Oramed Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the period ended May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nadav Kidron, `President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. section 1350,  that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 12, 2012	By:	/s/ NADAV KIDRON
Name: Nadav Kidron Title: President, Chief Executive Officer and Director